Exhibit (21)


                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                                  SUBSIDIARIES



                                                    %Owned         State of
Subsidiary Name                                    By Parent     Incorporation



Cardinal Operating Company                          100.00           Delaware

Cross Bay Operating Company                         100.00           Delaware

Cumberland Operating Company                        100.00           Delaware

Independence Operating Company                      100.00           Delaware

Marsh Resources, Inc.                               100.00           Delaware

Pine Needle Operating Company                       100.00           Delaware

TGPL Enterprises, Inc.                              100.00           Delaware

Transco Cross Bay Company                           100.00           Delaware

Cross Bay Pipeline Company, L.L.C                    37.5            Delaware

TransCardinal Company                               100.00           Delaware

TransCarolina LNG Company                           100.00           Delaware

TransCumberland Pipeline Company                    100.00           Delaware

Transco Independence Pipeline Company               100.00           Delaware

WGP Enterprises, Inc.                               100.00           Delaware

Williams Gas Processing - Gulf Coast Company, L.P.   99.00           Delaware